Exhibit 99.1

Charter of the Audit Committee of the

Board of Directors of Atrinsic, Inc.

Purpose

The principal purpose of the Audit and Finance Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Atrinsic, Inc. (the “Company”) in fulfilling its responsibility to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements, including by reviewing the financial reports and other financial information provided by the Company, the Company’s disclosure controls and procedures and internal accounting and financial controls, and the annual independent audit process.

In discharging its oversight role, the Committee is granted the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties. The Committee also is authorized to approve the use of Company funds to the extent it deems such expenditures necessary or appropriate in carrying out the responsibilities of the Committee.

The Committee shall be responsible for the appointment (and where appropriate, replacement), compensation, retention and oversight of the work of the Company’s outside auditor in preparing or issuing an audit report or related work, including resolving any disagreements between management and the outside auditor regarding financial reporting. The Committee shall receive direct reports from the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor and for approving all auditing services and permitted nonaudit services provided by the outside auditor.

This Charter shall be reviewed for adequacy on an annual basis by the Committee and any changes thereto shall be submitted to the Board for approval.

Membership

The Committee shall be comprised of not less than two members of the Board, and the

Committee’s composition will meet the Nasdaq Audit Committee requirements. Accordingly, subject to the paragraph below, all of the members will be directors:

•	Who are “independent” as defined by applicable Nasdaq rules, who meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (subject to the exemptions provided in Rule 10A-3(c)), and who have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. In order to ensure the independence of the Committee members, the Committee’s members must be monitored throughout the year to confirm that they all remain independent as required by Nasdaq rules. In addition, it must be considered whether any members of the Committee have relationships with the Company that may create the appearance of a lack of independence, even though such relationships do not automatically disqualify the person from being “independent” under applicable laws and listing rules;

•	Who do not receive any consulting, advisory or other compensatory fee from the Company, other than in the member’s capacity as a member of the Board or any of its committees; and
•	Who must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

Except under exceptional circumstances approved by the Board, no member of the Committee may serve simultaneously on the audit committee of more than three other public companies. Subject to applicable law and regulations, the Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Company or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Company and its shareholders. Such member may not serve for more than two years, and may not serve as the Committee chair. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

In order to fulfill its role, the Committee shall be organized and governed in the following manner:

•	Committee members and the Committee chair will be recommended by the Corporate Governance and Nominating Committee and appointed and removed, with or without cause, by the Board;
•	Action may be taken by the Committee (or any subcommittee of the Committee) upon the affirmative vote of a majority of the members of the Committee (or subcommittee);
•	Any member of the Committee may call a meeting of the Committee upon due notice to each other member at least twenty-four hours prior to the meeting (provided that participation in any meeting shall be deemed to constitute waiver of any deficiency in such notice);
•	Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval thereof in writing or by electronic transmission;

•	The Committee shall have the authority to delegate to subcommittees of the Committee any responsibilities of the full Committee; and
•	The Committee shall periodically perform an evaluation of the performance of the Committee and report to the Board on the results of such evaluation.

Key Responsibilities

The Committee’s role is one of oversight, and it is recognized that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditor is responsible for auditing those financial statements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

•	The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K and the Annual Report to Stockholders, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall review and consider with the outside auditor the matters required to be discussed under generally accepted auditing standards, including Auditing Standard No. 16, or other such requirements established by the Public Company Accounting Oversight Board.
•	As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the SEC, the Company’s interim financial information to be included in the Company’s Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61 or other such requirements established by the Public Company Accounting Oversight Board.
•	The Committee shall recommend to the Board whether, based on the reviews and discussions referred to above, the financial statements should be included in the
•	Company’s Annual Report on Form 10-K.
•	The Committee shall periodically discuss with management and the outside auditor the effectiveness and adequacy of the Company’s internal controls and internal auditing procedures, including any significant deficiencies or material weaknesses in the design or operation of those controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and discuss with the outside auditor how the Company’s financial systems and controls compare with industry practices.
•	The Committee shall periodically review with management and the outside auditor the quality, as well as acceptability, of the Company’s accounting policies, and discuss with the outside auditor how the Company’s accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments and the treatment preferred by the outside auditor.

•	The Committee shall periodically discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with generally accepted accounting principles and the rules of the SEC are reflected in the Company’s financial statements.
•	The Committee shall review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company’s financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.
•	The Committee shall review with management and the outside auditor the Company’s critical accounting policies and practices.
•	The Committee shall review with the outside auditor all material communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.
•	The Committee shall (i) request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with other requirements as may be consistent with requirements established by the Public Company Accounting Oversight Board; (ii) discuss with the outside auditor any such disclosed relationships or services and their impact on the outside auditor’s independence; and (iii) take appropriate action to oversee the independence of the outside auditor.
•	The Committee shall approve the engagement of the outside auditor and shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor. The committee may also delegate this responsibility (for services up to $50,000) to the chairman in between meetings, with those actions disclosed to the full committee at the next regularly scheduled meeting.
•	The Committee shall approve a code of ethics, as required by rules of the SEC, for senior financial officers and such other employees and agents of the Company as it determines.
•	The Committee shall ensure that this charter is posted to the Company’s Web site in accordance with the rules and regulations of the SEC or the exchanges.
•	The Committee shall review and approve all transaction required to be disclosed in the Company's filings with the SEC pursuant to Item 404 of Regulation S-K (each, a “Related Party Transaction”). In considering any Related Party Transaction, the Committee shall consider the facts and circumstances regarding such transaction, including, among other things, the amounts involved (including whether the transaction amount exceeds $120,000), the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with the Company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Committee shall also consider its fiduciary duties, the Company's obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any Related Party Transaction.

Complaint Procedures

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Adopted March 25, 2016

To be amended in June 2016 following expected corporate name change to Protagenic Therapeutics, Inc.